Exhibit 99.1

N E W S R E L E A S E

FOR IMMEDIATE RELEASE

APRIL 27, 2021

CHESAPEAKE ENERGY CORPORATION ANNOUNCES DEPARTURE OF CHIEF EXECUTIVE OFFICER AND APPOINTMENT OF INTERIM CHIEF EXECUTIVE OFFICER

OKLAHOMA CITY, April 27, 2021 – Chesapeake Energy Corporation (NASDAQ:CHK) today announced the departure of Doug Lawler from his position as Chief Executive Officer of Chesapeake, effective April 30, 2021. Mike Wichterich, the Chair of Chesapeake’s Board of Directors, will serve as Interim Chief Executive Officer while the Board of Directors conducts a search for a new Chief Executive Officer, which it expects to complete over the coming months.

Mike Wichterich, Chair of Chesapeake’s Board of Directors and Interim Chief Executive Officer, commented, “On behalf of the Board of Directors, Chesapeake’s employees and its shareholders, I would like to thank Doug for the vision and leadership he provided for the past 8 years. He guided Chesapeake through a difficult period, repositioned Chesapeake’s portfolio of assets, and built a corporate culture which will serve as a platform for future success. I firmly believe that the investment thesis supporting Chesapeake is compelling, and my confidence in the renewed strength of the company continues to grow.”

Mr. Wichterich intends to continue in his role as Chair of the Board of Directors following the appointment of Chesapeake’s new Chief Executive Officer. During the period that Mr. Wichterich is both the Chair of the Board of Directors and Interim Chief Executive Officer, Matt Gallagher, the Chair of Chesapeake’s Nominating and Governance Committee, will serve as Lead Independent Director.

Headquartered in Oklahoma City, Chesapeake Energy Corporation's (NASDAQ: CHK) operations are focused on discovering and responsibly developing its large and geographically diverse resource base of unconventional oil and natural gas assets onshore in the United States.

This press release contains "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions based on management's views, estimates, and beliefs as of the time of these statements regarding future events and results. When used in this release, words such as "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "strategy," "future" or their negatives or other words that convey the uncertainty of future events or outcomes, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements involve uncertainties and are subject to many risks and variables. These risks include but are not limited to, the risk factors that are described under the section titled "Risk Factors" in Chesapeake’s filings with the Securities and Exchange Commission. . Although we believe our forward-looking statements are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (partially or in full) or will prove to have been correct. In light of the above, the events anticipated by our forward-looking statements may not occur, and, if any of such events do, we may not have correctly anticipated timing or the extent of their impact. Any forward-looking statement speaks only as of the date on which such statement is made, and we expressly disclaim any obligation to publicly correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA (405) 935-8870 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154